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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K

                           CURRENT REPORT ON FORM 8-K
       Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   March 15, 1999

                           NATIONAL INFORMATION GROUP
               (Exact name of registrant as specified in its charter)


    California                           0-16332                  94-3031790
(State or other jurisdiction           (Commission          (I.R.S. Employer
 of incorporation)                      File Number)         Identification No.)


                          395 Oyster Point Boulevard
                                   Suite 500
                    South San Francisco, California  94080
                   (Address of principal executive offices)

Registrant's telephone number, including area code:   (650) 872-6772




             (Former name or former address, if changed since last report.)

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ITEM 1.  CHANGE IN CONTROL OF REGISTRANT

As reported on Form 8-K filed with the Commission on November 24, 1998, National Information Group, a California corporation (the "Company"), entered into an Agreement and Plan of Merger dated as of November 17, 1998 (the "Merger Agreement") with The First American Financial Corporation ("First American"), and Pea Soup Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of First American.

The Company, First American and Pea Soup Acquisition Corp. entered into a First Amendment to Agreement and Plan of Merger dated as of March 15, 1999 ("Amended Merger Agreement"). Pursuant to the Amended Merger Agreement, the time period for certain termination provisions contained in the Merger Agreement were extended from 180 days after the date of the Merger Agreement to 240 days. The Merger Agreement, as amended, is still in full force and effect in accordance with its terms.

ITEM 7.  EXHIBITS.

         2.1 First Amendment to Agreement and Plan of Merger, dated as of March 15, 1999 by and among The First American Financial Corporation, Pea Soup Acquisition Corp. and National Information Group.


                                      2

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                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       NATIONAL INFORMATION GROUP
                                         (Registrant)


Dated:  March 25, 1999                 /s/ Robert P. Barbarowicz
                                       ---------------------------------------
                                       By:     Robert P. Barbarowicz
                                       Title:  Executive Vice President,
                                               General Counsel and Secretary